EXHIBIT 99.2

Establishment Labs Announces Transition to a Direct Sales Force in Italy

NEW YORK, Thursday, August 6, 2020 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, today announced it has entered into a definitive agreement with its Italian distributor to transition to a direct sales force in that market, effective August 1, 2020.

“This action is core to our strategy of driving sustainable growth and achieving profitability in our business,” said chief executive officer Juan José Chacón-Quirós. “Our investment in a direct sales force structure in Italy, one of the key markets in the world for breast aesthetics and reconstruction, will enable us to continue to grow in this important geography while serving our customers better. That we are completing this purchase now, as the world still grapples with the ongoing effects of COVID-19, is another indication that we have seen a significant rebound in our business over the past few months, and have confidence in the long-term outlook for our company.”

Under the terms of the agreement, Orion Trading S.r.l., the Motiva distributor in Italy, will terminate its distribution arrangement with Establishment Labs and pay all outstanding balances due. Establishment Labs will acquire all product inventory and customer relationships in Italy for approximately $1.1 million. The net financial impact of these transactions to Establishment Labs is expected to be minimal.

Within the European region, the Company has an established direct sales presence in France, Germany, Spain, the United Kingdom and several additional countries. According to data published by the International Society of Aesthetic Plastic Surgery, Italy is the fifth largest country in the world for breast augmentation procedures.

About Establishment Labs

Establishment Labs Holdings Inc. (NASDAQ: ESTA) is a global medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, by designing, developing, manufacturing and marketing an innovative portfolio of silicone gel-filled breast implants, branded as Motiva Implants®, the centerpiece of the MotivaImagine® platform. Motiva Implants® are produced at our two manufacturing sites that are compliant with ISO13485:2016, FDA 21 CFR 820 under the MDSAP program, and are currently commercially available in more than 80 countries through exclusive distributors or the Company’s direct salesforce. In March 2018, Establishment Labs received approval for an investigational device exemption (IDE) from the FDA and initiated the Motiva Implant® clinical trial in the United States in April 2018. In addition to Motiva Implants®, Establishment Labs’ product and technologies portfolio includes the Divina® 3D Simulation System and other products and services. Please visit our website for additional information at www.establishmentlabs.com.

Forward – Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release, and includes statements related to the transition from the Company’s Italian distributor to a direct sales force in Italy. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the Company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the Company’s annual report on Form 10-K filed on March 16, 2020, quarterly reports on Form 10-Q, and other filings made by the Company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Investor/Media Contact:
David K. Erickson
Establishment Labs Holdings Inc.
949-447-6671
derickson@establishmentlabs.com